Exhibit 99.1

Kulicke & Soffa Reports First Quarter 2004 Results

A conference call to discuss these results will be held today beginning at 9:00 AM EST. Interested participants may call 888-789-0089 for the teleconference or log on to http://www.kns.com/investors/webcast.asp to listen to the live audio or access the audio replay of this call, which will remain available on the company’s website.

Willow Grove, PA — January 21, 2004 — Kulicke & Soffa Industries, Inc. (Nasdaq: KLIC) today announced financial results for its first quarter of fiscal year 2004 ended December 31, 2003.

Revenue for the first fiscal quarter ended December 31, 2003 was $160.4 million compared to revenue in the quarter ended December 2002 of $111.4 million. The income from operations during the first fiscal quarter ended December 31, 2003 was $12.5 million versus a loss of $12.6 million during the quarter ended December 2002. The net income for the first fiscal quarter ended December 31, 2003 was $0.7 million or earnings of $0.01 per fully diluted share versus a net loss of $17.7 million or a loss of $0.36 per fully diluted share in the quarter ended December 2002.

Included in the results for the first fiscal quarter ended December 31, 2003 were charges of $6.2 million associated with the redemption of the Company’s 4 3/4% convertible subordinated notes due 2006. These charges included $2.6 million of non-cash expense related to the write-off of unamortized debt issuance costs and $3.6 million of call premium cost for the 4 3/4% notes.

C. Scott Kulicke, chairman and chief executive officer, commented on the quarter just ended, “The quarter’s results demonstrate both the power of the cyclical recovery of the semiconductor business, as well as the beneficial effect of our ongoing cost reduction efforts. We’re especially pleased with the quarter’s positive cash flow, in spite of funding the incremental working capital requirements associated with the increased revenue we’re experiencing.”

Net bookings for the first fiscal quarter ended December 31, 2003 were $206.0 million, an increase of $64.0 million, compared to $142.0 million recorded in the quarter ended September 30, 2003. Backlog at December 31, 2003 increased to $114.0 million compared to backlog at September 30, 2003 of $68.0 million.

About Kulicke & Soffa
 Kulicke & Soffa (Nasdaq: KLIC) is the world’s leading supplier of semiconductor wire bonding assembly equipment. K&S is the only major supplier to the semiconductor assembly industry that provides customers with semiconductor wire bonding equipment along with the complimenting packaging materials and test interconnect products that actually contact the surface of the customer’s semiconductor devices. The ability to control all of these assembly related products is unique to Kulicke and Soffa, and allows us to develop system solutions to the new technology challenges inherent in assembling and packaging next-generation semiconductor devices. In addition, the company offers Flip Chip wafer bumping services and technology. Chip scale and wafer level packaging solutions include Ultra CSP® technology. Test interconnect products include a variety of wafer probe cards, ATE interface assemblies, and ATE boards for wafer testing, as well as test sockets for all types of packaged semiconductor devices. Kulicke & Soffa’s web site address is http://www.kns.com. The full text of this earnings release and summary financial statements are available at http://www.investors.kns.com/

Caution Concerning Forward Looking Statements

This press release contains forward-looking statements which are found in various places throughout the press release. While these forward-looking statements represent our judgments and future expectations concerning the development of our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, those listed or discussed in Kulicke & Soffa Industries’ 2003 Annual Report on Form 10-K and: the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the risk that anticipated cost savings will not be achieved; the volatility in the demand for semiconductors and our products and services; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and other key factors that could adversely affect our businesses and financial performance contained in past and future filings and reports, including those with the SEC. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Company Contact: Michael Sheaffer, 215-784-6411, 215-784-6167 fax, msheaffer@kns.com

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KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended
	December 31,

	2002	2003

Net revenue	$111,371	$160,398
Cost of sales	84,040	111,932

Gross profit	27,331	48,466

Selling, general and administrative	28,326	25,271
Research and development, net	9,643	8,406
Resizing	(205)	—
Asset impairment	(121)	—
Amortization of intangibles	2,308	2,315

Operating expense	39,951	35,992

Income (loss) from operations	(12,620)	12,474
Interest, net	(4,009)	(4,225)
Charge on early extinguishment of debt	—	(6,152)

Income (loss) before income taxes	(16,629)	2,097
Income taxes	1,026	1,350

Net income (loss)	$(17,655)	$747

Net income (loss) per share:
Basic	$(0.36)	$0.01

Diluted	$(0.36)	$0.01

Weighted average shares outstanding:
Basic	49,514	50,392
Diluted	49,514	56,932

	Three months ended
	December 31,

Additional financial data:	2002	2003

Depreciation and amortization	$9,801	$8,351
Capital expenditures	$2,349	$2,928
Backlog of orders	$60,000	$114,000
Number of employees	3,219	3,372

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEET
(In thousands)

		(Unaudited)
	September 30,	December 31,
	2003	2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$65,725	$91,797
Restricted cash	2,836	3,257
Short-term investments	4,490	7,914
Accounts and notes receivable (less allowance for doubtful accounts: 9/30/03 - $5,929; 12/31/03 - $5,714)	94,144	119,792
Inventories, net	37,906	40,307
Prepaid expenses and other current assets	11,187	11,836
Deferred income taxes	10,700	11,044

TOTAL CURRENT ASSETS	226,988	285,947
Property, plant and equipment, net	61,238	64,463
Intangible assets, (net of accumulated amortization:
9/30/03 - $26,187; 12/31/03 - $28,502)	66,249	63,935
Goodwill	81,440	81,440
Other assets	6,946	8,886

TOTAL ASSETS	$442,861	$504,671

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$36	$223
Accounts payable	45,844	63,144
Accrued expenses	41,885	44,430
Income taxes payable	13,394	14,078

TOTAL CURRENT LIABILITIES	101,159	121,875
Long term debt	300,338	335,737
Other liabilities	9,865	10,130
Deferred taxes	31,402	31,149

TOTAL LIABILITIES	442,764	498,891

SHAREHOLDERS’ EQUITY
Common stock, without par value	203,607	207,632
Retained deficit	(195,792)	(195,045)
Accumulated other comprehensive loss	(7,718)	(6,807)

TOTAL SHAREHOLDERS’ EQUITY	97	5,780

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$442,861	$504,671

KULICKE & SOFFA INDUSTRIES, INC.
OPERATING RESULTS BY BUSINESS SEGMENT
(In thousands)
(Unaudited)

Fiscal 2004:

		Packaging	Advanced
	Equipment	Materials	Packaging	Test
Quarter ended December 31, 2003:	Segment	Segment	Segment	Segment	Corporate	Consolidated

Net revenue	$81,080	$49,508	$6,529	$23,281	$—	$160,398
Cost of sales	49,124	38,090	5,425	19,293	—	111,932

Gross profit	31,956	11,418	1,104	3,988	—	48,466
Operating costs	14,668	5,224	785	10,783	4,532	35,992

Income (loss) from operations	$17,288	$6,194	$319	$(6,795)	$(4,532)	$12,474

Fiscal 2003:
		Packaging	Advanced
	Equipment	Materials	Packaging	Test
Quarter ended December 31, 2002:	Segment	Segment	Segment	Segment	Corporate	Consolidated

Net revenue	$44,895	$39,557	$4,247	$22,672	$—	$111,371
Cost of sales	30,616	29,284	5,418	18,722	—	84,040

Gross profit	14,279	10,273	(1,171)	3,950	—	27,331
Operating costs	17,523	7,291	1,618	10,464	3,381	40,277
Resizing costs	—	—	(102)	(103)	—	(205)
Asset Impairment	—	—	(121)	—	—	(121)

Income (loss) from operations	$(3,244)	$2,982	$(2,566)	$(6,411)	$(3,381)	$(12,620)